SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               October 25, 2006
                               ----------------
                                Date of Report
                       (Date of Earliest Event Reported)

                          WIZZARD SOFTWARE CORPORATION
                          ----------------------------
            (Exact Name of Registrant as Specified in its Charter)

        Colorado                  000-33381               87-0609860
        --------                  ---------               ----------
     (State or other        (Commission File No.)     (IRS Employer I.D. No.)
      Jurisdiction)


                       5001 Baum Boulevard, Suite 770
                       Pittsburgh, Pennsylvania 15213
                       ------------------------------
                  (Address of Principal Executive Offices)

                                 (412) 621-0902
                                 --------------
                          Registrant's Telephone Number

                                      N/A
                                      ---
         (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
            -------------------------------------------

     On October 25, 2006, Wizzard Software Corporation, a Colorado corporation (the "Company"), closed a Subscription Agreement by which three institutional investors (collectively, the "Subscribers") purchased:

     * promissory notes having a total principal amount of $1,750,000, convertible into shares of the Company's common stock at a price of $2.00 per share, and bearing an annual interest rate of five percent;

     * Fifty (50) Class A Warrants will be issued for each one hundred (100) shares which would be issued on the November 3, 2006 assuming the complete conversion of the Notes issued on the Closing Date at the Conversion Price in effect on the Closing Date at a exercise price of $2.50 per share, exercisable for three years; and

     * One Hundred (100) Class B Warrants will be issued for each one hundred
       (100) shares which would be issued on November 3, 2006 assuming the complete conversion of the Notes issued on November 3, 2006 at the Conversion Price in effect on November 3, 2006 at an exercise price of $2.00 per share, exercisable until 150 days after the effective date of the Registration Statement described below. Both Class A and Class B Warrants have a cashless feature.

     As of the closing date of this transaction, none of the promissory notes had been converted and none of the warrants had been exercised; a total of 30,749,406 shares of the Company's common stock were issued and outstanding on October 25, 2006.

     Not later than 30 days after the closing date of the Subscription Agreement, the Company is required to file a Registration Statement registering 150% of the shares issuable upon conversion of the promissory notes and the warrants. The Registration Statement must be declared effective not later than 120 days after the closing date. For every 30 day period that either of these deadlines have not been met, the Company is to pay to the subscribers liquidated damages equal to two percent of the purchase price of the promissory notes remaining unconverted and the purchase price of the shares issued upon conversion of the notes.

     The Company is in the process of preparing a Registration Statement on Form SB-2 to comply with its registration obligations under the Subscription Agreement. The Company believes that it will be able to meet the deadlines with respect to the filing date and the effective date, but it can not provide any assurance in this regard. If the Company were to default on any of its registration obligations, the proceeds available to it under the Subscription Agreement could be substantially reduced.

Item 2.03.  Creation of a Direct Financial Obligation.
            ------------------------------------------

     See Item 1.01 of this Current Report.

Item 9.01.  Financial Statements, Pro Forma Financial Information and
            Exhibits.
            ---------

          (a)  Financial Statements of Businesses Acquired.

               None; not applicable.

          (b)  Pro Forma Financial Information.

               None; not applicable.

          (c) Exhibits.

Exhibit
Number                   Description
------                   -----------

  10.1                   Subscription Agreement

  10.2                   Convertible Note for $1,000,000

  10.3                   Convertible Note for $400,000

  10.4                   Convertible Note for $350,000

  10.5                   Funds Escrow Agreement

  10.6                   Class A Common Stock Purchase Warrant No. 2006-A-001

  10.7                   Class A Common Stock Purchase Warrant No. 2006-A-002

  10.8                   Class A Common Stock Purchase Warrant No. 2006-A-003

  10.9                   Class B Common Stock Purchase Warrant No. 2006-B-001

  10.10                  Class B Common Stock Purchase Warrant No. 2006-B-002

  10.11                  Class B Common Stock Purchase Warrant No. 2006-B-003

Incorporated by Reference.
--------------------------

     None; not applicable.
                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WIZZARD SOFTWARE CORPORATION


Date: 10-27-06                  By  /s/ Christopher J. Spencer
      --------                    ---------------------------
                                  Christopher J. Spencer, CEO and President